      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY  , 1998.

                                           REGISTRATION STATEMENT NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                            PAINE WEBBER GROUP INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                       13-2760086
      (State or other jurisdiction of               (I.R.S. Employer Identification No.)
       incorporation or organization)

                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
                      ------------------------------------
                                  PAINEWEBBER
                            SAVINGS INVESTMENT PLAN
                            (FULL TITLE OF THE PLAN)
                      ------------------------------------

                               THEODORE A. LEVINE
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

                            PAINE WEBBER GROUP INC.
                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                           TELEPHONE: (212) 713-2879
 (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE FOR THE EMPLOYER AND
                       FOR THE ISSUER OF THE SECURITIES)
                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                       PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
     TITLE OF SECURITIES           AMOUNT TO BE         OFFERING PRICE           AGGREGATE        REGISTRATION FEE
       TO BE REGISTERED            REGISTERED(1)        PER SHARE (2)        OFFERING PRICE (2)         (2)
------------------------------------------------------------------------------------------------------------------
  Common Stock (par value
    $1 per share).............    3,500,000 Shs.            $44.19              $154,665,000         $45,626.18
------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the PaineWebber Savings Investment Plan.

(2) Pursuant to Rule 457(h), the aggregate offering price and the registration fee have been computed based upon the average of the high and low prices reported in the consolidated reporting system on May 14, 1998.
                      ------------------------------------

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO RELATED TO SHARES COVERED BY REGISTRATION STATEMENTS NO. 33-39539.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Incorporated by reference into this Registration Statement are (a) the Registrant's latest Annual Report on Form 10-K filed pursuant to Section 13 of the Exchange Act, (b) the Plan's latest Annual Report on Form 11-K filed pursuant to Section 15(d) of the Exchange Act, (c) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, (d) the Registrant's definitive proxy statement or information statement filed pursuant to Section 14 of the Securities Exchange Act in connection with the Registrant's latest annual meeting of shareholders and any definitive proxy or information statements as filed in connection with any subsequent special meetings of its stockholders, and (e) the description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8 filed under Section 12 of the Securities Exchange Act, including Amendment No. 4 thereto dated January 30, 1986, and any other amendment or report filed under the Securities Exchange Act for the purpose of updating such description. All documents subsequently filed by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the General Corporation Law of the State of Delaware gives corporations the power to eliminate or limit the personal liability of directors under certain circumstances. Section 145 of the General Corporation Law of the State of Delaware gives corporations the power to indemnify directors and officers under certain circumstances.

     Article IX of the Restated Certificate of Incorporation (relating to the elimination of personal liability of directors of the Company) of Paine Webber Group Inc. filed as Exhibit 3.1 of Registrant's Form 10-Q for the quarter ended March 31, 1998 is incorporated herein by reference. Article VII of Paine Webber Group Inc.'s By-Laws (relating to indemnification of directors and officers of the Company) filed as Exhibit 3.5 of Registrant's Form 10-K for the year ended December 31, 1997 is incorporated herein by reference.

     The registrant also maintains directors and officers liability and corporate reimbursement insurance which provides for coverage against loss arising from claims made against directors and officers in their capacity as such. The general scope of coverage is any breach of duty, neglect, error, misstatement, misleading statement or omission. Such policy does not exclude liabilities under the Securities Act of 1933. The registrant also maintains fiduciary liability insurance for losses in connection with claims made against directors or officers for violation of any of the responsibilities, obligations or duties imposed upon fiduciaries under the Employee Retirement Income Act of 1974 ("ERISA").

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

  4.1  --   PaineWebber Savings Investment Plan, as amended through June
            20, 1996.
  4.2  --   Trust Agreement Amendment dated as of July 1, 1996 between the registrant and The Northern Trust Company
 23.1  --   Consent of Ernst & Young LLP.
 23.2  --   Consent of Deloitte & Touche.
 25    --   Power of Attorney (set forth on the signature page of this
            Registration Statement).

     The Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 or Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on May 7, 1998.

                                          PAINE WEBBER GROUP INC.
                                              (Registrant)

                                                 /s/ DONALD B. MARRON
                                          By:
                                          --------------------------------------

                                                     (Donald B. Marron,
                                                 Chairman of the Board and
                                                  Chief Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints DONALD B. MARRON, WILLIAM NOLAN and REGINA DOLAN, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                   TITLE                        DATE
                  ---------                                   -----                        ----
            /s/ DONALD B. MARRON               Chairman of the Board, Chief         May 7, 1998
---------------------------------------------  Executive Officer and Director
             (Donald B. Marron)                (principal executive officer)

              /s/ REGINA DOLAN                 Senior Vice President and Chief      May 7, 1998
---------------------------------------------  Financial Officer (principal
               (Regina Dolan)                  financial and accounting officer)
                                               and Director

         /s/ E. GARRETT BEWKES, JR.                         Director                May 7, 1998
---------------------------------------------
          (E. Garrett Bewkes, Jr.)

               /s/ RETO BRAUN                               Director                May 7, 1998
---------------------------------------------
                (Reto Braun)

                  SIGNATURE                                   TITLE                        DATE
                  ---------                                   -----                        ----
          /s/ JOSEPH J. GRANO, JR.                          Director                May 7, 1998
---------------------------------------------
           (Joseph J. Grano, Jr.)

             /s/ FRANK P. DOYLE                             Director                May 7, 1998
---------------------------------------------
              (Frank P. Doyle)

            /s/ JAMES W. KINNEAR                            Director                May 7, 1998
---------------------------------------------
             (James W. Kinnear)

              /s/ NAOSHI KIYONO                             Director                May 7, 1998
---------------------------------------------
               (Naoshi Kiyono)

           /s/ ROBERT M. LOEFFLER                           Director                May 7, 1998
---------------------------------------------
            (Robert M. Loeffler)

           /s/ EDWARD RANDALL, III                          Director                May 7, 1998
---------------------------------------------
            (Edward Randall, III)

             /s/ HENRY ROSOVSKY                             Director                May 7, 1998
---------------------------------------------
              (Henry Rosovsky)

              /s/ YOSHINAO SEKI                             Director                May 7, 1998
---------------------------------------------
               (Yoshinao Seki)

           /s/ JOHN R. TORELL III                           Director                May 7, 1998
---------------------------------------------
            (John R. Torell III)

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the PaineWebber Savings Investment Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on this 7th day of May 1998.

                                          PAINEWEBBER SAVINGS INVESTMENT PLAN
                                                    (The Plan),

                                          By:      /S/  THERESA KAROLE
                                            Theresa Karole, Plan Administrator

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities as members of the Administrative Committee of the Plan on this 7th day of May 1998.

              /S/  GERALD BLITSTEIN
---------------------------------------------
             (Gerald Blitstein)

               /S/  MATTHEW LEVITAN
---------------------------------------------
              (Matthew Levitan)

                 /S/  DHANANJAY PAI
---------------------------------------------
               (Dhananjay Pai)

                /S/  MARK VASSALLO
---------------------------------------------
               (Mark Vassallo)

                 /S/  PETER ZURKOW
---------------------------------------------
               (Peter Zurkow)

                                EXHIBIT INDEX
                                -------------

Exhibit
  No.                              Description
-------                            -----------

  4.1  --   PaineWebber Savings Investment Plan, as amended through June
            20, 1996.
  4.2  --   Trust Agreement Amendment dated as of July 1, 1996 between the registrant and The Northern Trust Company
 23.1  --   Consent of Ernst & Young LLP.
 23.2  --   Consent of Deloitte & Touche.
 25    --   Power of Attorney (set forth on the signature page of this
            Registration Statement).